                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9G (Connecticut, Florida, Maryland, Massachusetts, New Jersey and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-41976 of our opinion dated September 23, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 16, 1996